Exhibit 99.1

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THE WALL STREET TRANSCRIPT

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FLETCHER MCCUSKER

Chairman & CEO

Providence Service

5524 East Fourth Street

Tucson, AZ 85711

(520) 748-7108

www.provocorp.com

TWST: Could we start out with a brief history and quick overview of Providence Service?

Mr. McCusker: Our company was started in 1997 by myself and two colleagues who are still with the company – William Dover, who’s the President and COO and Mary Shea, who runs our Western Region.

Prior to starting Providence, I was the Executive Vice President at Youth Services International (YSII) and we privatized institutional programs for at-risk juveniles. Part of my role there was to contract with and negotiate with state payer entities. We had 38 contracts at Youth Services International – 38 states. The states we contracted with kept asking us to develop community-based programs. There was a lot of pressure being developed by the ACLU. There was a lot of interest in due process or the lack thereof with these kids going to out-of-state programs.

To make a long story short, I saw a real opportunity. Being unable to move ahead with these program ideas at Youth Services, I left the company to start Providence and we had our first contract in 30 days. The rest, as they say, is history.

Our mission then and now is to develop community-based alternatives to institutional care for government beneficiaries – kids, young adults, adults, families and mothers on welfare. We knew there were going to be a number of opportunities opening up in these various jurisdictions, so the whole company was designed to create a community-based alternative for those clients.

TWST: Is that because that’s the route states want to go?

Mr. McCusker: It seems to us to clearly be the direction in which the states were headed. I will tell you that we were probably early in that endeavor in 1997. Private corrections was still very much a boom business. Texas and other states that were very hard on the criminal element – with mandatory sentences and those kinds of things –made it hard for us to get in and even make our pitch because they were perfectly satisfied with the institutional alternative.

In about 2000 though, when state budgets began to experience deficits even the unenlightened states began to approach us. Demand is now being driven more by the economics than by any program value. We believe we can also demonstrate that our clients function better and do better in community-based programs compared to the traditional institutional alternative. Instinctively you can see that someone that’s treated in their own home is going to have a better long-term outcome than someone that’s in an institution. But they’re still coming to us because of the pure economics. If you look at our growth, it’s really been since 2000 that we’ve taken off in terms of the number of contracts and the number of states that we currently work with.

TWST: Who’s the customer? Is it the state?

Mr. McCusker: The customer is the state, county or city government. Our clients, as we like to call them, are government-sponsored beneficiaries of those programs.

In the United States, if you are indigent you are entitled to a variety of government-sponsored programs. Medicaid is one of those examples. Medicaid is the government’s healthcare plan for the poor. It has traditionally been utilized only for hospital kinds of care, but they now have what’s called a Medicaid waiver where states can petition the federal government to spend those dollars in non-traditional means. Literally 49 states now have waivers to divert their hospital dollars to community-based kinds of programs. A large part of the fuel for us is those kinds of changes in Medicaid and other governmental programs.

Then of course states have their own tax-base and they have responsibilities for child welfare, juvenile justice and probation. But the common thread is that all of these clients are under some sort of government-sponsored program.

TWST: How big is this market space?

Mr. McCusker: The market is billions of dollars . For example, recent annual budget estimates show that Medicaid Mental Health was estimated to be a $15.9 billion opportunity, Child Welfare a $20.0 billion dollar market, Welfare Reform a $29.7 billion market and Corrections a $38.1 billion opportunity. In fact, the recession is actually driving beneficiaries into these programs. There are more people on welfare; the poverty rate is at a historic high level for recent years; there are now 44 million people on Medicaid. So it’s huge, and the government is inundated with these new beneficiaries at a time when their budgets are flat or receding. So they’ve turned more and more rapidly to the private sector.

TWST: Who are you competing with?

Mr. McCusker: Most of our competitors are small, local, not-for-profit, kind of United Way agencies. You have one in your community. Everybody is familiar with them — Catholic Social Services, Jewish Children & Family Services, the YMCA, the Salvation Army. This has historically been very parochial. That is, they are interested only in their community and providing services to their community. They typically have no regional scale or capacity, and they have no national focus. So we believe we are truly unique in that we see these issues and this opportunity as a national agenda.

TWST: Given the size of the market and the outlook, what’s to keep competition at bay?

Mr. McCusker: It’s not a big margin business. To date most of the big public companies are not interested in these services at these margins, so most of the competitors have been small mom and pop operators. Track record is also a huge barrier to entry. State government, when it procures, likes to buy services from organizations that it’s either familiar with or organizations that have experience in that particular space. So the more we do, the more credible we become with the state procurement people. Bids are usually scored by independent evaluators, and technically we believe we score higher than our competitors. To a large extent that’s because of our experience. And proposals are weighted toward organizations, companies or bidders that have experience in dealing with this kind of client. So we’re feeding off of our own experience, if you will, and generating business because of our rapidly expanding track record.

TWST: How do you compete with these nonprofits though?

Mr. McCusker: We can compete with them on price. We don’t charge any more or less, so they can’t differentiate themselves by price. And we feel that we tend to be more innovative. So we are dealing with the most difficult population and we’re willing to do that in their community, in their home, and there are not a lot of providers out there that are willing to do that. For example, there is the contract that we are negotiating in the District of Columbia. We’re one of the few providers that came to develop a home-based service model in DC. And they have thousands of eligible beneficiaries. Most providers expect these people to get on a bus or get in a cab or find transportation, come to a clinic, meet with a counselor, and then go back to their home. Instead, we hope to be in their living room day in, day out, where we anticipate being much more effective, and better able to see and deal with the problems that get disguised in a 50-minute session in somebody’s clinic.

TWST: You indicated that you believe you are more innovative than these not-for-profits and the state or city governments. So don’t you come into a bit of a conflict here?

Mr. McCusker: Yes, but they have to innovate out of necessity, because if they don’t, the ACLU is going to sue them. These are programs that are mandatory; they’re mandated by congressional law. So you can’t just say, “We’re going to stop serving Medicaid clients,” or “We’re going to stop responding to child protective service investigations.” If you do, you’re going to get sued, and the ACLU has sued some 18 states for not being responsive enough to these programs or these clients. So regardless of their budget issues, regardless of their personnel issues, these clients still are required by law to be seen, taken care of and responded to. So state government, which are taking on more and more cases, can’t get to it. It’s the middle managers; it’s the people who are struggling with this population who are now turning to the private sector. And then there are the many states where this problem has been elevated to the gubernatorial level — Governor Bush in Florida and Governor Richardson in New Mexico, and Governor Nepolitano in Arizona. These are states that are struggling with these issues, and they’ve publicly announced very aggressive initiatives that benefit the private sector, and we’ve been the beneficiary of some of that momentum.

TWST: Are most of the contracts you’re getting new ones, or are you replacing people?

Mr. McCusker: We are not displacing government workers. For the most part we are a new business. The majority of our business comes from clients who otherwise would be in institutional care. So the sector of the business that we’re hurting, that we’re competitive to, is the institutionally based providers that are losing business and closing facilities etc. While we increase our capacity to handle that population, there is less and less need for that level of care. So that’s where the downsizing has been, on the institutional side.

TWST: Given the potential here, what is going to be the corporate strategy over the next couple of years?

Mr. McCusker: We are expanding in markets where we’re known, and in contiguous states where we’re known by reputation. We’re responding to governmental requests. Most of our business has been by invitation, so we are going to places where we’re wanted. Unlike the private education business or the private corrections business where they had to do a lot of lobbying to change legislation to make it favorable for their businesses, we’re not engaged in that kind of activity. We don’t have a single lobbyist. We don’t have a single marketing person in the company. We are literally responding to government initiatives that are designed to privatize some portion of their social services business. We’re not in California or New York today; we’re not in regulatory-challenging environments. We have so much business to deal with in places where we’re wanted, and we’re really only going to expand in areas where there is a strong commitment already existing toward privatization.

Our strategy is to become the preferred provider in a state in all aspects of care, whether it’s probation and parole, or child welfare, or welfare mothers returning to work, or case management, or substance abuse treatment. For any of the kinds of things the state is obligated to provide, we can be and want to be the preferred provider. So it’s a lot of existing market or same-store expansion, and then expansion into contiguous states or locales by invitation. We also respond to competitive RFPs, which we’re seeing more and more of in the marketplace than we did even last year. According to Open Minds, they are up by 50% just one year to the next. So we’re responding now to competitive proposals.

TWST: Given that opportunity, what kind of growth are you capable of generating over the next couple of years?

Mr. McCusker: Historically, we’ve been north of 40% and we expect that for 2004. That doesn’t include any acquisition activity. We’ve made four strategic tuck-in acquisitions along the way. We did not pursue any acquisitions during the registration process for our IPO, but have re-engaged in that activity. We’ve only been public, remember, since August 18, but we do expect to make acquisitions that would strategically move us into a new market or find something that benefits an existing service array in a market where we’re presently located. So our expansion model will be driven by continued census growth from areas where we are already located, new locations by either invitation or competitive bid, and then an acquisition or two here or there that make strategic sense.

TWST: The acquisitions are primarily private companies?

Mr. McCusker: They are. They’re small, proprietary companies, $3 million to $5 million of revenue. There’s not a lot of scale in terms of our competitors generally, particularly in areas that are dominated by the not-for-profit sector. You’ll notice from our prospectus that we’ve engaged in management contracts where we are actually partnering with what would otherwise be our not-for-profit competitors. We come in and help manage their business and grow their business to provide some of these innovative services to staff their not-for-profit organization. We currently have four of those, which amount to over $50 million of annual revenue. We don’t consolidate the revenue because we don’t own those entities, and instead generate a management fee. But we still see the opportunity, and we get a call a week from some not-for-profit organization that would want to talk to us about helping to manage their business.

TWST: Do you have the management team in place to handle this sort of growth?

Mr. McCusker: We do. We believe the infrastructure is in place to double our business. Our systems and our staffing models are designed for that. The biggest challenge for us is hiring and identifying our state directors, the people who run each state. Each one of our states is decentralized to the extent that it makes a lot of local decisions. It has hiring and firing authority. It can negotiate price and services. So we really are looking to a very talented, entrepreneurial kind of state director, and that’s been the biggest challenge for us, identifying those people.

TWST: Where do you find people like that?

Mr. McCusker: Most of them have come from within. They’re people within our organization who have expressed a desire to grow. Occasionally some of them come out of the government services. We’ve looked at people like that. We attract people from our competitors as well. It’s unusual that you can have a social services company that offers benefits that come from being public. So if someone is looking at job placement opportunities — they can go to work for the government, they can go to work for a not-for-profit, or they can come to work for us, a profitable public company which provides a compensation package that might include stock options. So we’ve been able to recruit pretty aggressively, and we right now are averaging about 25 job applicants for every job that we post. So right now we’re enjoying an employer’s market in that regard.

TWST: How would you describe the culture that you’ve tried to build at the company?

Mr. McCusker: It’s decentralized to the extent that our state directors have a lot of autonomy and authority. As I mentioned, we don’t run a big corporate marketing department or a lobbying department. We believe this business is won and lost at the local level. It’s through relationships with local payors and local providers. But we are standardized in the areas you would expect a big public company to be standardized in — IT, accounting, investor relations, cash management, collections, AP, payroll. So we have all the features you would expect of a big, centralized, public company, but we have decentralized a lot of our decision-making focus to these state and local directors. We’re in 99 cities, and each one of those cities has a local director with a great deal of authority and autonomy in terms of how they contract for government services.

TWST: With the funds from the IPO, do you have the resources in place that you need?

Mr. McCusker: We’re in the best financial shape we’ve ever been in. We have about $20 million of cash. We paid off our $20 million credit facilities so we have zero debt today, and we’ve been cash-positive since 2001. So the organization is really self-sustaining in that regard. The IPO proceeds will basically be acquisition fuel for us looking at the small, strategic kind of acquisition.

TWST: You mentioned that it’s a low margin business? How about from a return on assets or return on equity?

Mr. McCusker: That’s the tradeoff. Our capital expenditure budget last year was $500,000. We don’t need to buy buildings. We don’t have to buy expensive MRI or CAT scan equipment. Most of the time we lease a little storefront office someplace where we would want a contract, and we buy a few computers and some furniture. So it’s very much a people business, and in that regard our ROI is very high. That was what was attractive to private equity, and we think that’s what has been attractive to our public investors as well. Our business doesn’t require a lot of capital, and we don’t have to be very well leveraged to continue to grow this business in a very low-risk kind of model. And then if the government does change its mind, we’re not stuck with a $6 million, 100-bed facility that no longer is valued by the payors. So the whole company has been designed to be light-footed, capable of rapid change and rapid movement, to state-directed requests. And if we do have to change our direction or if we do lose a contract, it’s easy to fold up and move on. So that’s a real advantage. And if you look at our margins compared to those of other bed-driven public companies, our EBITDA margins are not as high, but they have depreciation and amortization and interest expense, and we don’t have any of that. So at the end of day our EPS model is not that far apart.

TWST: What’s the risk?

Mr. McCusker: The government changes its mind, changes its direction. States become more pro-institutional again. The pendulum swings back the other way regarding how you deal with chronic criminals or chronic welfare recipients. Right now it seems to us that all the winds favor us, but this is the government, and the government is fickle. It’s tantamount to turning a battleship around, as they say. Nothing really happens that quickly, but government trends are hard to predict, hard to manage, and our business is dependent upon those. So that’s our biggest risk, the concentration of our businesses with the government. What we like about it is we’re not dealing with just one agency, like Medicare. If Medicare were to change its regulations, if would affect every Medicare provider. We don’t contract with the federal government; we contract with state, city and county governments. So it would be hard for any single stroke of the pen to dramatically affect our business. But you have to keep reminding yourself that you are dealing with government payors and profitability is an issue for them. We’re not going to be able to dramatically increase our rates; we’re not going to be able to double our margins. Those are very shortsighted strategies that have been tried by public companies in the past, and we’re subject to the whim of government procurement people.

TWST: Is there a payment risk here dealing with the government?

Mr. McCusker: Not really. Our day’s receivable is about 55. Our government clients pay pretty quickly. It’s a simple invoicing system. This is not sophisticated healthcare billing that we’re involved with. We don’t have co-pays; we don’t have gross receivables and net receivables. We don’t have contractual allowances. So basically we sign a contract, we see a client, we send in a bill, and we get paid. The back-office piece is easier than that of any business I’ve ever been in, because you’re not dealing with the commercial side. The risk in health care is in the co-pay, in the contractual allowance, in the authorized, allowable amount from one insurance company to the next, and we don’t have any of those issues with our business.

TWST: How long do the contracts typically run?

Mr. McCusker: Almost all of them are annual. We have a couple that are multi-year, but generally all of them follow state fiscal year cycles. Either July 1 to June 30 or September 1 or January 1 are the start dates. However in six years we have never lost a contract that we sought to renew or extend. They pretty much renew year in, year out, but they’re usually only written for a year.

TWST: So it’s still limited visibility.

Mr. McCusker: We have good visibility for a year to 18 months out.

TWST: Is the market appropriately valuing the company?

Mr. McCusker: We think so. There are other privatization players. There are not a lot of true comps to us, but if you look at the other companies that are involved in the government procurement of human services, companies like Centene and AmeriGroup and Maximus and Odyssey and VistaCare, we’re aren’t all alike, but we all sell services to the government. So we’re right in the middle of that comparable universe of terms of how the company is being valued. Having said that, it’s the one thing I know that I can’t control.

TWST: When you did the road show, what was the prime concern or question you were faced with?

Mr. McCusker: It mostly concerned government and government procurement trends. What happens in a Democratic administration? We had a lot of questions regarding changeover from a Republican-led government to a Democratic-led government. And then there is headline kind of risk. Regarding these correctional businesses, they’re used to waking up in the morning and reading the paper, and there’s some riot at some prison and their stock is going south. So those were the kinds of things that we had to address, and more head-on than anything else was how do we see government trending and what is our liability and risk profile. For the most part I think our business model is a lot less risky than that of the institutional provider. We don’t have riot risk, we don’t have escape risk; some of the things that our competitors have to deal with, we don’t.

TWST: When you talk to investors, what are the two or three reasons you’d give them to take a look at the company?

Mr. McCusker: ROI, as you discussed, is one of our biggest advantages. We can continue to grow a business in a market that’s huge. We have such small penetration today that it’s immeasurable in terms of market scale. So the upside is very large. The cost of getting there is very small, and clearly the momentum favors us. This is a momentum story, a business model whose time is right, and we’re in the right place at the right time. I think that’s what people see in us.

TWST: Thank you. (TJM)

Certain statements herein, such as any statements about Providence’s confidence or strategies or its expectations about revenues, results of operations, profitability, contracts or market opportunities, constitute “forward-looking statements” within the meaning of the private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause Providence’s actual results or achievements to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, reliance on government-funded contracts, risks associated with government contracting, risks involved in managing government business, legislative or policy changes, challenges resulting from growth or acquisitions, adverse media and legal, economic and other risks detailed in Providence’s other filings with the Securities and Exchange Commission. Words such as “believe”, “demonstrate”, “expect”, “estimate”, “anticipate”, “should” and “likely” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Providence undertakes no obligation to update any forward-looking statement contained herein.

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